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                                                                                                                         Exhibit M

Metris Receivables, Inc.                                                 Metris Master Trust                        Monthly Report
Securityholders' Statement                                                  Series 1999-1                                 Nov-2000
Section 5.2                                                                    Class A             Class B              Total
(i) Security Amount ..................................................      500,000,000.00       49,450,550.00      549,450,550.00
(ii) Security Principal Distributed ..................................                0.00                  --                0.00
(iii) Security Interest Distributed ..................................        2,903,645.83                  --        2,903,645.83
(iv) Principal Collections ...........................................       24,035,165.68        2,377,104.32       26,412,270.00
(v) Finance Charge Collections .......................................       10,862,209.22        1,074,284.45       11,936,493.67
       Recoveries ....................................................          236,482.48           23,388.38          259,870.86
       Principal Funding Account Investment Earnings .................                0.00                0.00                0.00
       Accumulation Period Reserve Account Investment Earnings .......                0.00                0.00                0.00
         Total Finance Charge Collections ............................       11,098,691.70        1,097,672.83       12,196,364.53
Total Collections ....................................................       35,133,857.38        3,474,777.15       38,608,634.53
           (vi) Aggregate Amount of Principal Receivables ............                  --                  --    6,301,096,415.09
       Invested Amount (End of Month) ................................      500,000,000.00       49,450,550.00      549,450,550.00
       Floating Allocation Percentage ................................           7.9351270%          0.7847928%          8.7199197%
       Fixed/Floating Allocation Percentage ..........................           7.9351270%          0.7847928%          8.7199197%
       Invested Amount (Beginning of Month) ..........................      500,000,000.00       49,450,550.00      549,450,550.00
       Average Daily Invested Amount .................................                  --                  --      549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                  --               84.91%   5,644,861,249.58
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                  --                6.56%     436,421,337.27
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                  --                2.59%     172,241,953.01
       90 Days and Over (60+ Days Contractually Delinquent) ..........                  --                5.94%     394,601,205.31
Total Receivables ....................................................                  --              100.00%   6,648,125,745.17
              (viii) Aggregate Investor Default Amount ...............                  --                  --        5,136,194.66
         As a % of Average Daily Invested Amount

  (Annualized based on 366 days/year) ................................                  --                  --               11.40%
(ix) Charge-Offs .....................................................                0.00                0.00                0.00
(x) Servicing Fee ....................................................                  --                  --          900,738.61
(xi) Unreimbursed Redirected Principal Collections ...................                  --                  --                0.00
(xii) Excess Funding Account Balance .................................                  --                  --                0.00
(xiii) New Accounts Added ............................................                  --                  --                 478
(xiv) Average Gross Portfolio Yield ..................................                  --                  --               27.08%
         Average Net Portfolio Yield .................................                  --                  --               15.68%
(xv) Minimum Base Rate ...............................................                  --                  --                8.97%
        Excess Spread ................................................                  --                  --                6.71%
(xvi) Principal Funding Account Balance ..............................                  --                  --                0.00
(xvii) Accumulation Shortfall ........................................                  --                  --                0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --                  --           June 2003
        Accumulation Period Length ...................................                  --                  --                 N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                  --                  --                0.00
        Required Reserve Account Amount ..............................                  --                  --                0.00
        Available Reserve Account Amount .............................                  --                  --                0.00
        Covered Amount ...............................................                  --                  --                0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                  --                  --      500,000,000.00
        Deposit to the Caps Proceeds Account .........................                  --                  --                0.00
(xxi) Policy Claim Amount ............................................                  --                  --                0.00


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